UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 1, 2017
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CHARTER FINANCIAL CORPORATION
(Exact name of registrant as specified in its charter)
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Maryland	001-35870	90-0947148
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)
1233 O.G. Skinner Drive, West Point, Georgia 31833
(Address of principal executive offices) (Zip code)
(706) 645-1391
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.     Entry into a Material Definitive Agreement

On June 1, 2017, Charter Financial Corporation, a Maryland corporation (“Charter” or the “Company”) and Charter Merger Sub, LLC, a Georgia limited liability company and wholly-owned subsidiary of Charter, entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Resurgens Bancorp, a Georgia corporation (“Resurgens”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, (1) Charter Merger Sub, LLC will merge with and into Resurgens, with Resurgens as the surviving corporation and a wholly-owned subsidiary of Charter, and (2) Resurgens will merge with and into Charter, with Charter continuing as the surviving corporation (the “Merger”).

Following the Merger, Resurgens Bank, a Georgia state chartered banking institution and a wholly-owned subsidiary of Resurgens, will merge with and into CharterBank, a federal savings & loan association and a wholly-owned subsidiary of Charter, with CharterBank surviving the merger and continuing its corporate existence under the name “CharterBank.”

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Board of Directors of Charter and Resurgens, the Company will acquire all of Resurgens’ outstanding 1,338,589 shares of common stock and cash out all outstanding in-the-money stock options and warrants, in each case based upon a purchase price of $17.00 per share, in an all-cash transaction resulting in a total cash payment to Resurgens shareholders of approximately $26.3 million. Each outstanding share of Charter common stock will remain outstanding and be unaffected by the Merger.

The Merger Agreement contains customary representations and warranties from both Charter and Resurgens and each have agreed to customary covenants, including, among others, covenants relating to (1) the conduct of Resurgens' business during the interim period between the execution of the Merger Agreement and the completion of the Merger, (2) Resurgens' obligation to convene and hold a meeting of its shareholders to consider and vote upon the approval of the Merger Agreement, and (3) subject to certain exceptions, the recommendation by the Board of Directors of Resurgens in favor of the approval by its shareholders of the Merger and the Merger Agreement and the transactions contemplated thereby. Resurgens has also agreed not to (1) solicit proposals relating to any alternative acquisition proposals or (2) subject to certain exceptions, enter into any discussions, or enter into any agreement concerning, or provide confidential information in connection with, any alternative acquisition proposals.

Completion of the Merger is subject to certain customary conditions, including, among others, (1) approval of the Merger Agreement by Resurgens' shareholders, (2) receipt of required regulatory approvals without the imposition of conditions or consequences that would have a material adverse effect on Charter or its subsidiaries after the effective time of the Merger, (3) the absence of any law or order prohibiting the completion of the Merger, and (4)  CharterBank receiving approval from the Office of the Comptroller of the Currency to make a dividend distribution to Charter. Each party’s obligation to complete the Merger is also subject to certain additional customary conditions, including (1) subject to certain exceptions, the accuracy of the representations and warranties of the other party and (2) performance in all material respects by the other party of its obligations under the Merger Agreement. Charter is not required to consummate the Merger if Resurgens shareholders holding more than 10.0% of its outstanding common stock exercise dissenter’s rights (and do not withdraw or otherwise forfeit such rights).

The Merger Agreement contains certain termination rights for Charter and Resurgens, as the case may be, applicable upon: (1) mutual consent, (2) a breach by the other party that has not or cannot be cured or has not been waived by the earlier of December 31, 2017 (the “Outside Date”) or within 30 days’ notice of such breach if such breach would result in a failure of the conditions to closing set forth in the Merger Agreement, (3) the final, non-appealable denial of required regulatory approvals, (4) the Outside Date, if the Merger has not been completed by that date, (5) Resurgens' withdrawal, qualification or modification of its shareholder recommendation, or (6) Resurgens' recommendation, endorsement, acceptance, or agreement to a competing acquisition proposal. In addition, the Merger Agreement provides that, upon termination of the Merger Agreement in certain circumstances, Resurgens may be required to pay Charter a termination fee of $912,000 or reimburse expenses up to $250,000.

The foregoing description of the Merger and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference thereto. The Merger Agreement has been attached as an exhibit to this report in order to provide investors and security holders with information regarding its terms. It is not intended to provide any other financial information about Charter, Resurgens, or their respective subsidiaries and affiliates. The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors. Investors should not rely on the representations, warranties, or covenants or any description thereof as characterizations of the actual state of facts or condition of Charter, Resurgens or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties, and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures by Charter.

Item 8.01.     Other Events

On June 1, 2017, Charter issued a press release announcing that Charter and Resurgens had entered into the Merger Agreement, as described in Item 1.01. Pursuant to General Instruction F to the Commission’s Form 8-K, a copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

Charter also prepared an investor presentation in connection with the Merger. Pursuant to General Instruction F to the Commission’s Form 8-K, the investor presentation related to the Merger is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by this reference.

All information included in the press release, transcript and the slide show presentation is presented as of the respective dates thereof, and Charter does not assume any obligation to correct or update such information in the future.

Cautionary Notice Regarding Forward-Looking Statements

This press release and investor presentation contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is intended to be protected by the safe harbor provided by the same. These statements are subject to numerous risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: failure to obtain the approval of shareholders of Resurgens in connection with the merger; the timing to consummate the proposed merger; the risk that a condition to closing of the proposed merger may not be satisfied; the risk that a regulatory approval that may be required for the proposed merger is not obtained or is obtained subject to conditions that are not anticipated; the parties' ability to achieve the synergies and value creation contemplated by the proposed merger; the parties' ability to promptly and effectively integrate the businesses of Charter and Resurgens; the diversion of management time on issues related to the merger; the failure to consummate or any delay in consummating the merger for other reasons; changes in laws or regulations; and changes in general economic conditions. For additional information concerning factors that could cause actual conditions, events or results to materially differ from those described in the forward-looking statements, please refer to the factors set forth under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in Charter’s most recent Form 10-K report and to Charter’s most recent Form 8-K reports, which are available online at www.sec.gov and on the Company's website at www.charterbk.com under "Investor Relations." No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do so, what impact they will have on the results of operations or financial condition of Charter or Resurgens.

Item 9.01.     Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 1, 2017, by and among Charter Financial Corporation, Charter Merger Sub, LLC and Resurgens Bancorp.

99.1	Press release issued on June 1, 2017, with respect to the Announcement of the Agreement and Plan of Merger by and between Charter Financial Corporation and Resurgens Bancorp.

99.2	Investor Presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER FINANCIAL CORPORATION
(Registrant)

Date:	June 1, 2017	By:	/s/ Curtis R. Kollar
Curtis R. Kollar
Senior Vice President and Chief Financial Officer